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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

     Stillwater Mining Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2000

To Our Stockholders:

     On Wednesday, May 10, 2000, Stillwater Mining Company (the "Company") will hold its Annual Meeting of Stockholders at the Westin Tabor Center Hotel, 1672 Lawrence Street, Denver, Colorado 80202, at 10:00 a.m., Mountain Daylight Time.

     Only stockholders who owned stock at the close of business on March 24, 2000 may vote at this meeting or any adjournments that may take place. At the meeting, the stockholders will:

     1.   Elect the Board of Directors;

     2. Amend and restate the Company's 1998 Equity Incentive Plan to (i) eliminate the ability to reduce the exercise price of granted stock options, (ii) authorize an additional one million shares of stock available thereunder and (iii) adopt a limit on the number of shares subject to awards which any one individual can receive in a calendar year in order to exempt stock options and certain other awards thereunder from the deduction limits under Section 162(m) of the Internal Revenue Code;

     3. Approve an amendment to Article 4 of the Company's Restated Certificate of Incorporation authorizing an increase in the number of the Company's authorized shares of common stock from 50 million to 100 million shares;

     4. Approve the appointment of KPMG LLP as the Company's independent accountants for 2000; and

     5. Attend to other business properly presented at the meeting or any postponements or adjournments thereof.

     Your Board of Directors recommends that you vote in favor of the five proposals outlined in this proxy statement.

     This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being sent to stockholders of the Company on or about April 7, 2000.

                                  By Order of the Board of Directors


                                  Michael A. Shea, Secretary
Denver, Colorado
April 7, 2000

To assure your representation at the Annual Meeting of Stockholders, please sign, date and return your Proxy in the enclosed envelope, whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person.

                               Table of Contents

                                                                                                                     Page
                                                                                                                     ----
GENERAL INFORMATION..................................................................................................   1
  Solicitation.......................................................................................................   1
  Voting Rights......................................................................................................   1
  Voting   ..........................................................................................................   2
  Revocability of Proxy..............................................................................................   2
PROPOSAL ONE ELECTION OF DIRECTORS...................................................................................   2
  Nominees for Election..............................................................................................   3
  Meetings and Committees of the Board...............................................................................   4
  Director Compensation..............................................................................................   5
EXECUTIVE COMPENSATION AND OTHER INFORMATION.........................................................................   6
  Executive Compensation.............................................................................................   6
  Employment Agreements..............................................................................................   8
  Section 16(a) Beneficial Ownership Reporting Compliance............................................................  10
  Stock Option Grants................................................................................................  10
  Option Values......................................................................................................  10
  Report of the Compensation Committee of the Board of Directors.....................................................  11
  Performance Graph..................................................................................................  14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................................................  16
PROPOSAL TWO APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1998 EQUITY INCENTIVE PLAN TO ELIMINATE
  THE ABILITY TO RESET THE EXERCISE PRICE OF GRANTED STOCK OPTIONS, AUTHORIZE AN ADDITIONAL ONE MILLION SHARES
  OF STOCK AND ADOPT A LIMIT ON THE NUMBER OF SHARES SUBJECT TO AWARDS WHICH ANY ONE INDIVIDUAL CAN RECEIVE IN
  A CALENDAR YEAR IN ORDER TO EXEMPT STOCK OPTIONS AND CERTAIN OTHER AWARDS FROM THE DEDUCTION LIMITS UNDER
  SECTION 162(M) OF THE INTERNAL REVENUE CODE........................................................................  17
  General  ..........................................................................................................  17
  Description of Amendments..........................................................................................  17
  Board Recommendation for Stockholder Approval......................................................................  18
  Plan Administration................................................................................................  18
  Securities Subject to the Amended Plan.............................................................................  18
  Awards Available Under the Amended Plan; Eligibility...............................................................  18
  Terms of Awards....................................................................................................  19
  Adjustment Provisions..............................................................................................  20
  Plan Amendments....................................................................................................  20
  Award Amendments...................................................................................................  21
  Grants Under the Amended Plan......................................................................................  21
  New Plan Benefits..................................................................................................  22
FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED PLAN..................................................................  22
  Incentive Stock Options............................................................................................  23
  Effect of Alternative Minimum Tax..................................................................................  23
  Non-Statutory Stock Options........................................................................................  23
  Stock Appreciation Rights..........................................................................................  23
  Restricted Stock...................................................................................................  23
  Certain Limits on Deductibility of Executive Compensation..........................................................  24
  Accounting Treatment...............................................................................................  24
  Vote Required for Approval.........................................................................................  25

PROPOSAL THREE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
  INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
  STOCK FROM 50 MILLION TO 100 MILLION SHARES...........................  25
PROPOSAL FOUR APPOINTMENT OF INDEPENDENT ACCOUNTANTS....................  26
STOCKHOLDER PROPOSALS...................................................  27
GENERAL.................................................................  27
APPENDIX A..............................................................  28

                           STILLWATER MINING COMPANY
                          1200 17th Street, Suite 900
                            Denver, Colorado 80202

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2000

                               ----------------

  This Proxy Statement is furnished to the stockholders of Stillwater Mining Company (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 10, 2000, or any postponements or adjournments thereof. The Meeting will be held at 10:00 a.m. (MDT) at the Westin Tabor Center Hotel, 1672 Lawrence Street, Denver, Colorado 80202. These proxy solicitation materials were mailed on or about April 7, 2000, to all stockholders entitled to vote at the annual meeting. The Meeting is being held to: (i) elect seven directors to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected; (ii) amend and restate the Company's 1998 Equity Incentive Plan to, (x) eliminate the ability to reduce the exercise price of granted stock options, (y) authorize an additional one million shares of stock available thereunder and (z) adopt a limit on the number of shares subject to awards which any one individual can receive in a calendar year in order to exempt stock options and certain other awards thereunder from the deduction limits under Section 162(m) of the Internal Revenue Code; (iii) approve an amendment to Article 4 of the Company's Restated Certificate of Incorporation authorizing an increase in the number of the Company's authorized shares of Common Stock from 50 million to 100 million shares; (iv) ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and (v) transact such other business as may properly come before the meeting or any postponements or adjournments thereof. The Company's principal executive offices are located at 1200 17th Street, Suite 900, Denver, Colorado 80202, and its telephone number is (303) 352-2060.

                              GENERAL INFORMATION

Solicitation

  The enclosed proxy is being solicited by the Board of Directors of the Company on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 per share ("Common Stock"), registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company has employed the firm of Morrow & Company in New York to assist in the solicitation of proxies and expects to pay that firm $ 6,000 plus out-of-pocket expenses.

Voting Rights

  Holders of shares of Common Stock at the close of business on March 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, 38,499,127 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the Common Stock of the Company's issued, outstanding and entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum.

  Each share of Common Stock outstanding on the Record Date is entitled to one vote, and holders of shares of Common Stock have cumulative voting rights in connection with the election of directors. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder is entitled to vote by seven (i.e., the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

Voting

  The vote of the holders of (i) a plurality of votes cast at the Meeting is required for the election of directors and (ii) a majority of the stock having voting power present in person or represented by proxy is required to approve the amendment and restatement of the 1998 Equity Incentive Plan, the amendment to the Company's Restated Certificate of Incorporation and the selection of KPMG LLP as the Company's independent accountants. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the Meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement; FOR the amendment and restatement of the Company's 1998 Equity Incentive Plan; FOR the amendment to the Restated Certificate of Incorporation; and FOR ratification of the selection of KPMG LLP as the Company's independent accountants. Additionally, the Company intends to count broker "nonvotes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders. Abstentions and broker nonvotes, therefore, have the same effect as votes against a proposal.

  Both management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are presented properly to the stockholders for action at the Meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxy

  Any proxy may be revoked at any time before it is voted by (i) written notice to the Secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by revocation of a written proxy by request in person at the Meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated for election at the Meeting the seven persons named below to serve until the next Annual Meeting of Stockholders or until their respective successors are elected, and each person has consented to being named as a nominee. All of the nominees are currently directors of the Company. The Board of Directors recommends that you vote FOR the approval of Proposal Number 1.

  It is anticipated that proxies will be voted for the nominees listed below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

  In the election of directors, each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled to vote multiplied by seven (i.e., the number of directors to be elected). If there are no nominees other than those set forth in this proxy statement, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner that appears to the named proxies most likely to result in the greatest number of nominees set forth herein being elected, unless a different allocation of votes is specified on the proxy card.

  The name and age of each nominee, his principal occupation for at least the past five years and additional relevant information is set forth below. Such information is based upon information furnished to the Company by such nominee.

Nominees for Election

  Douglas D. Donald (age 77). Mr. Donald has been a director of the Company since May 1997. Mr. Donald is an independent financial advisor, a position he has held since 1996. From 1988 to 1996, he was a manager of the Scudder Gold Fund, a mutual fund, at Scudder, Stevens & Clark, a financial consulting firm. Mr. Donald is also a director of Piedmont Mining Company, a mining company; Repadre Capital Corp., a venture capital firm; and Dayton Mining Company, a mining company.

  Richard E. Gilbert (age 59). Mr. Gilbert has been a director of the Company since January 1999. Mr. Gilbert most recently served as a Vice President of Robert Fleming, Inc., an investment banking firm, from 1997 until his retirement in 1998. From 1991 to 1997, Mr. Gilbert served as Managing Director of Everen Securities, an investment banking firm.

  Lawrence M. Glaser, Ph.D. (age 44). Dr. Glaser is currently an independent corporate advisor to the mining industry and has been a director of the Company since May 1997. From 1997 to 1998, Dr. Glaser served as Senior Global Mining Analyst of Caspian Securities ("Caspian"), an investment advisory firm. From 1992 until joining Caspian, Dr. Glaser was a mining analyst at Muzinich & Co. Inc., a registered broker/dealer.

  Apolinar Guzman (age 66). Mr. Guzman has been a director of the Company since July 1998. Mr. Guzman is currently an independent mining and mine construction consultant. For the past 22 years, he served in various engineering and management positions with RTZ Corporation, an international mining and metals company.

  William E. Nettles (age 56). Mr. Nettles has been Chairman of the Board of the Company since he joined the Company as Chief Executive Officer in August 1997. Prior to this time, Mr. Nettles served with Engelhard

Corporation, a precious metals and chemical company, as the Vice President and Chief Financial Officer from 1995 to 1997 and as a Vice President and General Manager from 1988 to 1994.

  Ted Schwinden (age 74). Mr. Schwinden has been a director of the Company since October 1994. From 1981 until 1989, when Mr. Schwinden retired, he served as the Governor of the State of Montana, and from 1977 until 1981 as the Lieutenant Governor of the State of Montana. From 1969 until 1976, he served as the Director of the Montana Department of State Lands.

  Peter Steen (age 68). Mr. Steen has been a director of the Company since October 1994. Mr. Steen previously served on the Board of Directors of Santa Fe Pacific Gold Corporation, a mining company, a position he assumed in 1996 until 1997. He served as Chairman of Eldorado Corporation Ltd., a mining company, from 1993 until September 1994, and he was the President, Chief Executive Officer and a Director of Lac Minerals Ltd., a mining company, from August 1994 until September 1994. From 1992 to 1994, he served as the President and Chief Operating Officer of Homestake Mining Company, a mining company. Previously, he served as the President and Chief Executive Officer of International Corona Corporation, a mining company, in Vancouver, Canada. Mr. Steen is also a director of Dynatic Corporation, a mining company, and Tiomin Resources, Inc., a mining company.

Meetings and Committees of the Board

  The Board of Directors met eight times during 1999. Each director attended 75% or more of the total number of meetings of the Board and committees on which he served that were held during 1999. The Board of Directors has established the following standing committees:

  Audit Committee. The Audit Committee held four meetings during 1999 and currently is comprised of Messrs. Schwinden (Chairman), Gilbert and Steen. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the Company's auditors.

  Compensation Committee. The Compensation Committee held six meetings during 1999 and is currently comprised of Messrs. Glaser (Chairman), Donald and Guzman. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company's stock plans and provide assistance to management regarding key personnel selection.

  Nominating Committee. The Nominating Committee is comprised of Messrs. Glaser, Steen and Nettles and did not meet during 1999. The principle responsibilities of the Nominating Committee are to identify and recommend to the Board of Directors individuals with the appropriate skills and background to fill vacancies on the Board as they arise.

  Nomination of Directors. Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or persons appointed by the Board of Directors or (iii) by any stockholder of the Company entitled to vote for the election of directors if the stockholder gives timely notice (the "Stockholder Notice"). The Stockholder Notice will be timely if delivered to or mailed and received at the principal executive office of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. The Stockholder Notice must be addressed to the secretary of the Company and must set forth the name, age, business address and residence address of each person whom the stockholder proposes to nominate for election or reelection as a director, the proposed nominee's principal occupation or employment, the class and number of shares of capital stock of the Company that are beneficially owned by the proposed nominee and other information required to be disclosed by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stockholder Notice must also set forth the name and record address of the stockholder giving the notice and the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder.

Director Compensation

  Each non-employee director receives and annual fee of $8,500. In addition, the Company pays each non-employee director $800 per meeting of the Board of Directors attended. Non-employee members of all committees of the Board of Directors (with the exception of the chairman of each standing committee), receive fees of $800 for each committee meeting attended; however, the chairman of each standing committee of the Board of Directors receives a fee of $1,000 for each committee meeting attended. All directors are reimbursed for reasonable travel expenses. During 1999, Peter Steen temporarily served as interim vice-chairman of the Board of Directors and received additional compensation of $28,709 for having served in this capacity.

  The 1998 Equity Incentive Plan (the "Stock Plan") provides that each non-employee director will be granted nonqualified stock options ("NSOs") to purchase 10,000 shares of Common Stock, vesting in six months, upon his or her initial election to the Board of Directors. An additional NSO to purchase 5,000 shares of Common Stock will be granted to each non-employee director on his or her next three reappointments or reelections, vesting six months after each such grant. The exercise price of options granted to non-employee directors under the Stock Plan will be the fair market value of a share of Common Stock on the date of grant. A non-employee director may elect not to accept such options.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

  The following table sets forth the compensation paid by the Company to the Company's chief executive officer and the other executive officers, other than the Chief Executive Officer, whose individual salary and bonus exceeded $100,000 during 1999 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                  Long-Term
                               Annual Compensation           Compensation Awards
                             ----------------------- -----------------------------------
                                              Other
                                             Annual  Restricted Securities
                                             Compen-   Stock    Underlying   All Other
  Name and Principal         Salary   Bonus  sation    Awards    Options   Compensation
       Position         Year   ($)     ($)   ($)(1)    ($)(2)      (#)     ($)(3)(4)(11)
  ------------------    ---- ------- ------- ------- ---------- ---------- -------------
William E. Nettles
 (5)................... 1999 360,000 180,000 21,178       --     150,000       10,389
 Chairman and Chief     1998 325,000 212,518 29,659       --     120,000        8,690
  Executive Officer     1997 177,632  80,000 66,810       --     150,000          633

Harry C. Smith (6)..... 1999  79,487  33,330 40,841       --      40,000          228
 President and Chief
  Operating Officer

John E. Andrews (7).... 1999 164,775     --     --        --      68,000      855,956
 President and Chief    1998 240,000 125,544    --        --      67,500       10,290
  Operating Officer     1997 151,731  12,720    --     30,187     12,750        9,828

James A. Sabala (8).... 1999 182,083  91,250    --        --      45,000       10,389
 Vice President and
  Chief                 1998 127,500  80,000 84,739       --      45,000          690
  Financial Officer

Vernon C. Baker (9).... 1999  97,692  26,100 51,676       --      15,000          456
 Vice President,
  Nye Operations

Gilmore Clausen (10)... 1999  99,038     --     --        --      20,000      242,682
 Vice President,        1998 120,000  47,064    --        --      18,000        7,862
  Nye Operations        1997 108,869   6,441    600       --      10,500        7,076

--------
 (1) Amount includes reimbursement for relocation expenses of: $21,178, $29,659 and $66,810 for Mr. Nettles in 1999, 1998 and 1997, respectively; $84,739 for Mr. Sabala in 1998; $40,841 for Mr. Smith in 1999 and $51,676
     for Mr. Baker in 1999.
 (2) Shares of restricted stock were awarded in January 1997 to executives in lieu of bonuses for 1996 and salary increases for 1997 as follows: 1,725 shares to Mr. Andrews and 900 shares to Mr. Clausen. Restrictions on such shares lapse 50% after one year and the remainder after two years. As of December 31, 1997, restricted stock holdings were as follows: Mr. Andrews--1,725 shares valued at $19,263 and Mr. Clausen--900 shares valued at $10,050.
 (3) Amounts include life insurance premium payments during 1999 of: $789 for Messrs. Nettles and Sabala; $618 for Messrs. Andrews and Clausen, $456 for Mr. Baker and $228 for Mr. Smith.
 (4) Amounts include 401(k) matching contributions made by the Company of:
     $9,600 for Messrs. Nettles and Sabala $8,000 for Mr. Andrews; and $7,500 for Mr. Clausen.
 (5) Mr. Nettles was elected as an executive officer and a director of the Company in August 1997. 1997 compensation amounts represent compensation paid for August through December 1997.
 (6) Mr. Smith was elected as an executive officer on September 1, 1999. 1999 compensation amounts represent compensation for September 1 through December 31, 1999.
 (7) Mr. Andrews resigned as an executive officer and director in July, 1999.

 (8) Mr. Sabala was elected as an executive officer on April 1, 1998. 1998 compensation amounts represent compensation for April through December 1998.
 (9) Mr. Baker was elected as an executive officer on May 1, 1999. 1999 compensation amounts represent compensation for May 1 through December 31, 1999.
(10) Mr. Clausen resigned as an executive officer in July, 1999.
(11) Amounts include severance payments of $847,338 for Mr. Andrews and $234,564 for Mr. Clausen.

Employment Agreements

  The Company has entered into employment agreements with Messrs. Nettles, Smith, Sabala and Baker.

  William E. Nettles. Mr. Nettles' current employment agreement became effective on August 10, 1998 and has an initial term ending December 31, 2000, which term is continued for subsequent two year periods unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than two additional years. It is terminable by the Company or Mr. Nettles upon 90 days' notice. Under the agreement, Mr. Nettles is entitled to receive: (i) an initial base salary of $325,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 50% of base salary and the maximum of which cannot exceed 100% of base salary); (iii) options to purchase 80,000 shares of Common Stock; and (iv) employee benefits. If Mr. Nettles is terminated without Cause or resigns voluntarily for Good Reason (as defined in his employment agreement), the Company is required to pay him an amount equal to his annual base salary plus his target bonus, along with continued employee benefits. The severance benefits shall continue for a three-year period following the date of termination if such termination occurs within the initial employment term, and for a two-year period following the date of termination if such termination occurs after the initial employment term. In addition, any previously unvested options or restricted stock held by Mr. Nettles would immediately vest. In the event of a change of control of the Company, if the Company terminates Mr. Nettles without Cause, or Mr. Nettles resigns for Good Reason, within two years of the change of control, Mr. Nettles will be entitled to receive 300% of his annual base salary and 300% of the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed fiscal year during his employment, in a lump sum, a continuation of employee benefits for three years and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors' and officers' liability insurance covering Mr. Nettles. Under the employment agreement, the Board agreed to use its reasonable best efforts to cause Mr. Nettles to be elected to serve as a director.

  Harry Smith. Mr. Smith's employment agreement became effective on September 7, 1999 and has an initial term ending December 31, 2000, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Smith upon 30 days' notice. The agreement entitles Mr. Smith to receive: (i) an initial base salary of $250,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 40% of base salary and the maximum of which cannot exceed 80% of base salary) and which, for Mr. Smith's services during 1999 was based half on net income and half on a matrix of costs per ounce(s) produced as compared to the budget for such measures during such period as determined by the Compensation Committee; and
(iii) employee benefits. If Mr. Smith is terminated without Cause or resigns voluntarily for Good Reason (as defined in his employment agreement), the Company is required to pay him an amount equal to his annual base salary. In the event of a change of control of the Company, if the Company terminates Mr. Smith without Cause, or Mr. Smith resigns for Good Reason, within two years of the change of control, Mr. Smith will be entitled to receive 200% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for two years and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

  James A. Sabala. Mr. Sabala's current employment agreement became effective on July 1, 1999 and had an original term ending December 31, 1999, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Sabala upon 90 days' notice. The agreement entitles Mr. Sabala to receive: (i) an initial base salary of $175,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 35% of his base salary and the maximum of which cannot exceed 70% of base salary), and (iii) employee benefits. If Mr. Sabala is terminated without Cause or resigns voluntarily for Good Reason (as defined in this employment agreement) the Company is required to pay him an amount equal to 200% of his annual base salary plus 200% of his annual bonus paid or payable for the most recently completed fiscal year during his employment. In the event of a change of control of the Company, if the Company terminates Mr. Sabala without Cause, or Mr. Sabala resigns for Good Reason, within two years of the change of control, Mr. Sabala will be entitled to receive 200% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for one year and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

  Vernon C. Baker. Mr. Baker's employment agreement became effective on May 4, 1999 and has an initial term ending December 31, 1999, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Baker upon 90 days' notice. The agreement entitles Mr. Baker to receive: (i) an initial base salary of $150,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 30% of base salary and the maximum of which cannot exceed 60% of base salary); and (iii) employee benefits. If Mr. Baker is terminated without Cause or resigns voluntarily for Good Reason (as defined in his employment agreement), the Company is required to pay him an amount equal to his annual base salary plus an amount equal to his annual bonus paid or payable for the most recently completed fiscal year during his employment. In the event of a change of control of the Company, if the Company terminates Mr. Baker without Cause, or Mr. Baker resigns for Good Reason, within two years of the change of control, Mr. Baker will be entitled to receive 150% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for one year and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that during fiscal 1999, all of its directors, executive officers and greater than 10% beneficial owners had timely filed all required reports.

Stock Option Grants

  The following table contains information concerning the grant of stock options under the Stock Plan to the Named Executive Officers in 1999:

                       Option Grants in Last Fiscal Year

                                                                     Potential Realized
                                                                          Value at
                                                                    Assumed Annual Rates
                         Number of  % of Total                               of
                         Securities  Options                            Stock Price
                         Underlying Granted to                        Appreciation for
                          Options   Employees  Exercise                Option Term(3)
                          Granted   In Fiscal    Price   Expiration --------------------
   Name                  (#)(1)(2)     Year    ($/Sh)(1)    Date        5%        10%
   ----                  ---------- ---------- --------- ---------- ---------- ---------
William E. Nettles......  150,000     23.74%   $26.6875    1/22/09  $2,517,544
John E. Andrews (4).....   68,000     10.76%    26.6875   10/28/00     186,012   381,098
James A. Sabala.........   45,000      7.12%    26.6875    1/22/09     755,263 1,913,985
Gilmour Clausen (4).....   20,000      3.17%    26.6875   10/28/00      54,709   112,088
Harry C. Smith..........   40,000      6.33%    22.8750     9/7/09     575,439 1,458,274
Vernon C. Baker.........   15,000      2.37%    28.5000     5/4/09     268,852   681,325

--------
(1) The exercise price for each grant is equal to 100% of the fair market value of a share of Common Stock on the date of grant.
(2) The options vest and become exercisable in three equal annual installments on the anniversary date of the date of grant, subject, in the case of Mr. Nettles, to accelerated vesting under the circumstances set forth in his employment agreement, described above.
(3) Assumed values result from the indicated prescribed rates of stock price appreciation through the expiration date. The actual value of these option grants is dependent on the future performance of the Common Stock.
(4) Messrs. Andrews and Clausen resigned as executive officers in July 1999. All options granted expire one year from the date of termination of their employment.

Option Values

  The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 1999, the value realized upon exercise and the number and value of unexercised options held as of December 31, 1999.

                         Fiscal Year End Option Values

                                                      Number of Securities        Value of Unexercised
                                                     Underlying Unexercised       In-the-Money Options
                         Shares Acquired   Value       Options at 12/31/99            at 12/31/99
                           On Exercise    Realized  ------------------------- ----------------------------
   Name                        (#)          ($)     Exercisable/Unexercisable Exercisable/Unexercisable(1)
   ----                  --------------- ---------- ------------------------- ----------------------------
William E. Nettles......         --             --       139,998/280,003         $2,442,466/$2,981,927
John A. Andrews (2).....     168,321     $3,019,615            117,179/0         $         1,297,825/0
James A. Sabala.........         --             --         14,999/75,001         $   227,485/$ 688,454
Gilmore Clausen (2).....       5,200         77,133             90,550/0         $         1,501,772/0
Harry C. Smith..........         --             --              0/40,000                   0/$ 360,000
Vernon C. Baker.........         --             --              0/15,000                    0/$ 50,625

--------
(1) Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 1999 of $26.67 per share less the exercise price. The actual value, if any, an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.
(2) Messrs. Andrews and Clausen resigned as executive officers in July 1999.

Report of the Compensation Committee of the Board of Directors

  Policy. The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company's compensation policies and plans for the executive officers of the Company, and for making recommendations to the full Board with respect to executive compensation matters. The objective of the compensation plan is to ensure the Company is able to attract and retain the highest caliber executives, ensure that management's interests are aligned with those of the stockholders, while also ensuring that corporate and individual performance parameters represent a significant component of the total compensation package. Performance is gauged by the Compensation Committee in terms of both corporate and individual contributions to the Company. These include net earnings to common stockholders, metal production volumes and costs, successful implementation of risk mitigation and management programs, workforce safety, environmental stewardship, progress in the expansion program and other factors.

  The Compensation Committee's policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long term components of the compensation plan. The Compensation Committee believes that through a properly balanced plan, management can be motivated to continually outperform their peer group, without sacrificing long term performance and growth. The compensation plan adopted by the Board of Directors integrates a combination of base salary and annual quantitative performance bonuses with additional discretionary awards, plus annual option grants. The option grants expire after ten years, vest over a three-year period and are issued with an exercise price equal to the market price of the stock on the date of issue.

  Basis of Compensation. The Compensation Committee is responsible for retaining and using outside independent compensation consultants and uses various mining industry compensation surveys in its establishment of and amendments to executive compensation plans. The Compensation Committee's policy is to align executive officers base salaries at or below the industry midpoint for North American precious metals mining companies of a similar size in terms of employees, revenue and market capitalization, which is a smaller group of companies than those against whose performance the Company's performance is compared in the Performance Graph below. A midpoint basis is used by the Compensation Committee rather than an industry average, due to highly anomalous compensation for companies at the top end of the peer group. Independent compensation consultants were retained in 1999 for a full and comprehensive evaluation of the Company's compensation structure and levels.


  Base Salary. The initial base salary payable to an executive officer is determined pursuant to the terms of the executive officer's employment agreement and is adjusted annually at the discretion of the Compensation Committee which takes into account peer group salary midpoints. Base salaries for new executive officers are determined by individual experience and planned responsibilities within the Company, and are set in relation to a peer group midpoint. Additional base salary adjustments are made annually where substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed in January of each year; however, depending upon when a new executive officer joins the Company, a salary review may take place in June.

  Incentive Short Term Compensation. Each executive officer's employment agreement provides for a bonus payable at the discretion of the Compensation Committee. Annual calendar year incentive bonuses are based upon a purely quantitative formula, although the Compensation Committee maintains the right to increase or decrease these amounts. Executive officer's annual bonuses have targets and maximum caps as a percentage of the annual base salary. Maximum caps are twice the target values. During 1999, bonuses consisted of two distinct components: half of the targeted bonus was linked to net income of the Company and half was linked to metal production rates and production costs. In general, 1999 bonuses were less than 1998 bonuses due to the Company's operating performance in 1999. Annual target bonuses are set each year relative to the annual budget and a peer group midpoint and vary with each executive officer's position within the Company. The Compensation Committee has designed a new bonus system which distinguishes between production and projects, recognizing that each of these functions is critical to the success of the Company.

  Option Grants--Long Term Incentive Compensation. The Compensation Committee provides additional incentive through the annual discretionary grant of stock options in the Company under the Company's stock option plans. The purpose of the stock option plans is to reward and provide incentives for executive officers, employees, non-employee directors and consultants of the Company. Such stock options are the dominant component of long term remuneration within the total compensation package. Stock options granted to executive officers have a life of ten years, and vest in equal installments over three years. Stock option grants as a form of long term compensation were used by over 90% of the peer group companies during 1999. Stock options are granted at an exercise price equal to the market price of the stock on the date of issue. The Compensation Committee views such option grants as a core component of the policy of management incentive and performance motivation, which also further align the interests of management with those of the owners of the Company. The Compensation Committee has and will continue to examine alternative option grant strategies, and plans and other mechanisms for providing equity linked compensation for management. The Compensation Committee believes that the current plan offers a responsible basis for management's short and long term balance of risk to return for stockholders. Due to certain changes to management with the addition of a new COO and two new Vice Presidents during the past year, the basis for the size of option grants to individuals has fluctuated due to the need for initial grants on inception of employment. Option grant amounts take into account the projected future value of grants, which is based upon the price of the underlying shares, so future grant amounts may also fluctuate appreciably from year to year. Although the option grants which occurred in the beginning of 2000 for services of certain individuals during fiscal year 1999 are not reflected in the Option Grants in Last Fiscal Year table, the Compensation Committee in general awarded fewer options due to the Company's operating performance in 1999.

  Chairman and Chief Executive Officer's 1999 Compensation. Mr. Nettles' base salary of $360,000 and bonus of $180,000 were based upon research reports by an independent consulting firm, with the goal of positioning his compensation at the median level of his peers in the industry. In 1999, Mr. Nettles was granted options to purchase 150,000 shares of Common Stock, vesting over a period of three years, as the long term component of his annual compensation. In establishing Mr. Nettles' initial base salary, bonus and option grant, the Compensation Committee considered the terms of his employment contract and compensation paid to chief executive officers at other precious metals companies. Mr. Nettle's annual bonus, including his bonus for 1999, is performance based in that it is based 50% on the Company's net income and 50% on the Company's production and cost of production for such fiscal year.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, as amended, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Assuming shareholder approval of the amendments to the 1998 Equity Incentive Plan as set forth in Proposal Two, any gain realized by an executive officer upon the exercise of a stock option granted under the amended plan should be exempt from such limit. The Compensation Committee considers it highly unlikely that the total compensation paid to any employee under the Company's other compensation vehicles would exceed $1 million in any one year in the near future. In making future compensation decisions, the Compensation Committee will take into account the cost to the Company of exceeding the deduction limit of Section 162(m).

                                          Lawrence M. Glaser
                                          Douglas D. Donald
                                          Apolinar Guzman

Performance Graph

  The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock as of the Company's initial public offering on December 16, 1994 through December 31, 1999 with the cumulative total return on the following indices, assuming the reinvestment of all dividends: (i) the Standard & Poor's 500, (ii) the Russell 2000, (iii) the S&P Gold and Precious Metals Mining Index and (iv) the S&P Small Cap Gold and Precious Metals Mining Index. The Company has decided to change to the Russell 2000 and S&P Gold and Precious Metals Mining Index from the S&P Small Cap Gold and Precious Metals Mining Index because the Company believes that the corporations included in the Russell 2000 and S&P Gold and Precious Metals Mining Index are more comparable to the Company than those in the S&P Small Cap Gold and Precious Metals Mining Index. For the same reason, the Company no longer compares itself with the Johannesburg Stock Exchange ("JSE") Actuaries' Platinum Index, a subsection of the JSE Actuaries' All Share Index, or the North American regional index of the Financial Times Gold Mining Index.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN


                       [PERFORMANCE GRAPH APPEARS HERE]

                                                 Cumulative Total Return
                                           -----------------------------------
                                           12/94 12/95 12/96 12/97 12/98 12/99
                                           ----- ----- ----- ----- ----- -----
Stillwater Mining Company.................  100   141   133   124   293   351
S&P 500...................................  100   138   169   226   290   351
S&P Gold & Precious Metals Mining.........  100   113   112    73    64    62
S&P Small Cap Gold & Precious Metals
 Mining...................................  100    80    85    58    72    70
Russell 2000..............................  100   126   145   175   169   202

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table includes information as of March 1, 2000, except as otherwise indicated, concerning the beneficial ownership of Common Stock by:
(i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each director, director nominee and Named Executive Officer of the Company; and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

Name and Address                                                      Percent
Of Beneficial Owner                                          Amount   Of Class
-------------------                                         --------- --------
Fidelity Management Research Corporation (1)............... 5,595,765   14.6%

The Prudential Insurance Company of America (2)............ 2,672,915    7.0%

Scudder Kemper Investments, Inc (3)........................ 2,462,008    6.4%

Douglas D. Donald (4)......................................    36,900      *

Richard E. Gilbert (5).....................................    31,000      *

Lawrence M. Glaser (6).....................................    30,000      *

Apolinar Guzman (7)........................................    20,000      *

William E. Nettles (8).....................................   219,275      *

Ted Schwinden (9)..........................................    33,300      *

Peter Steen (10)...........................................    61,875      *

James A. Sabala (11).......................................    47,498      *

Gilmore Clausen............................................     - 0 -      *

Harry Smith................................................     1,000      *

Vernon C. Baker............................................     - 0 -      *

John E. Andrews(12)........................................   122,511      *

All directors and executive officers as a group (12
 persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)....................   603,359    1.6%

--------
 *  Indicates ownership of less than 1%.
 (1) The number of shares is based on the Schedule 13G, dated February 14, 2000, filed by FMR Corp., which discloses that FMR has sole voting power over 1,399,259 shares and sole dispositive power over 5,595,765 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109
 (2) The number of shares reported in this table is based upon the Schedule 13G, dated February 7, 2000, filed jointly by the Prudential Insurance Company of America which disclosed that The Prudential Insurance Company of America has sole voting and dispositive power over 8,600 shares and shared voting and shared dispositive power over 2,664,315 shares as of December 31, 1999. The address of The Prudential Insurance Company of America is 751 Broad Street, Newark, NJ 07102.
 (3) The number of shares reported is based upon the Schedule 13G, dated February 14, 2000, filed by Scudder Kemper Investments, Inc. ("Scudder"), which discloses that Scudder had sole voting power over 925,025 shares, shared voting power over 841,633 shares, and sole dispositive power over 2,462,008 shares as of December 31, 1999. The address of Scudder is Two International Place, Boston, MA 02110.
 (4) Includes: (i) 1,260 shares held by EMD Partners, of which Mr. Donald is a general partner; (ii) 1,890 shares held by VY Trust, for which Mr. Donald is a joint trustee; and (iii) 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (5) Includes 20,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.

 (6) Includes 30,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (7) Includes 20,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (8) Includes 189,997 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (9) Includes 33,150 shares issuable upon exercise of stock options exercisable currently or within 60 days held by the Ted Schwinden Revocable Living Trust.
(10) Includes 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.
(11) Includes 44,998 shares issuable upon exercise of stock options exercisable currently or within 60 days.
(12) Includes 72,179 shares issuable upon exercise of stock options exercisable currently or within 60 days.

                                 PROPOSAL TWO

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1998 EQUITY INCENTIVE PLAN TO ELIMINATE THE ABILITY TO RESET THE EXERCISE PRICE OF GRANTED STOCK OPTIONS, AUTHORIZE AN ADDITIONAL ONE MILLION SHARES OF STOCK AND ADOPT A LIMIT ON THE NUMBER OF SHARES SUBJECT TO AWARDS WHICH ANY ONE INDIVIDUAL CAN RECEIVE IN A CALENDAR YEAR IN ORDER TO EXEMPT STOCK OPTIONS AND CERTAIN OTHER AWARDS FROM THE DEDUCTION LIMITS UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

  The 1998 Equity Incentive Plan (the "1998 Plan") is intended to promote the interests of the Company and its stockholders by attracting and retaining personnel, including executive and other key employees, consultants and directors of the Company and its affiliates, motivating such individuals by means of performance-related incentives to achieve long term performance goals, and enabling employees, nonemployee directors and consultants to participate in the long term growth and financial success of the Company. The Plan, originally called the Stock Option Plan, became effective upon its approval by the stockholders of the Company in September 1994. Stockholders approved an amended and restated Plan in May 1998. The Plan expires on September 16, 2004.

Description of Amendments

  In March 2000, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, amended and restated the Plan (the "Amended Plan") (i) to prohibit the reduction of the exercise price of outstanding stock options, whether directly or by cancellation of outstanding options in return for newly granted options with a lower price, (ii) to increase by 1,000,000 the number of shares of Common Stock authorized for issuance, from 3,750,000 shares to 4,750,000 shares, and (iii) to limit the number of shares that may be the subject of awards granted to an individual within a single calendar year to 250,000.

  The Board approved the amendment to expressly prohibit the reduction in the exercise price of outstanding options in order to dispel any concern that the Company might take such action without stockholder approval. The Board approved the increase in the number of shares authorized for issuance to ensure the continued availability of the Stock Plan to attract, retain and motivate employees, consultants and directors of the Company and its affiliates and to enable such individuals to participate in the long term growth and financial success of the Company. The Board approved the addition of the annual limit on individual awards so that stock option and certain other awards granted under the 1998 Plan in the future can qualify for the exemption from the deduction limits of Section 162(m) of the Internal Revenue Code that is afforded qualifying performance-based compensation. Section 162(m) generally limits to $1 million the annual deduction for compensation, other than exempted items, paid to certain executive officers. While the Compensation Committee has no present intention to make awards to any individual that cover as much as 250,000 shares in any one year, it set the limit at that level to give the Committee sufficient flexibility to address future circumstances.

  A copy of the Amended Plan is attached hereto as Appendix A.

Board Recommendation for Stockholder Approval

  For the reasons stated above, the Board of Directors recommends that the stockholders approve the Amended Plan.

Plan Administration

  The Amended Plan will continue to be administered by the Board or a committee of the Board designated by the Board and composed of not less than the minimum number of nonemployee directors required by Rule 16b-3 (the "Committee"). Subject to the terms of the Amended Plan and applicable law, the Board or the Committee determines the persons to whom awards are granted, the types of awards granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards granted, and the terms and conditions of any award under the Amended Plan and interprets and administers the Amended Plan.

Securities Subject to the Amended Plan

  3,750,000 shares of Common Stock were previously reserved for issuance over the term of the 1998 Plan. Upon stockholder approval of this Proposal, the share reserve under the will increase by 1,000,000 shares to 4,750,000, subject to adjustment for changes in capitalization and certain transactions as described below.

Awards Available Under the Amended Plan; Eligibility

  Under the Amended Plan, the Board or the Committee may grant awards to employees, non-employee directors or consultants. As of March 1, 2000, the Company had approximately 961 employees, six non-employee directors and no consultants. Awards granted under the Amended Plan may consist of options, stock appreciation rights ("SARs") (rights to receive an amount equal to the excess of the fair market value of shares on the date of exercise of the SAR over the grant price), restricted stock (stock subject to forfeiture based on certain conditions) or other stock-based awards except that nonemployee directors may not be granted SARs. Stock options granted under the Amended Plan may be incentive stock options ("ISOs") intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or options that are not intended to be ISOs ("NSO"). ISOs only may be granted to persons who are employees of the Company. NSOs may be granted to employees, nonemployee directors or consultants to the Company. Restricted stock awards will provide for the payment of dividends unless otherwise determined by the Board or Committee. Such dividends may be paid directly to the holder of the stock or may be reinvested in additional shares of restricted stock and may be subject to risk of forfeiture and/or transfer restrictions for such period of time as is established by the Board or Committee.

Terms of Awards

  The following is a description of the permissible terms of awards under the Amended Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

  Exercise, Grant or Purchase Price. The Board or the Committee establishes the exercise price of the options, the grant price of SARs or the exercise or purchase price of other stock based awards at the time such award is granted. Except in the case of awards the exercise of which would result in the cancellation of another award, the exercise, grant or purchase price must not be less than the fair market value of the shares on the date of grant. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any ISOs granted to such employee must have an exercise price of at least 110% of the fair market value of the shares on the date of grant. At March 24, 2000, the closing price of a share of Common Stock on the American Stock Exchange was $43.625 per share. Upon stockholder approval of this Proposal, in no event could the exercise price under any stock option be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

  Consideration for Awards; Payment. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Payment for shares or other securities to be delivered pursuant to the Amended Plan may be made by such method or methods and in such form or forms as the Board or the Committee determines, including cash, shares, other securities, other awards or other property, or any combination thereof.

  Vesting; Term; Cancellation. The Board or the Committee determines any vesting period for options, SARs or other stock based awards, except that for automatic grants of options to nonemployee directors (as described below under "Automatic Grants to Nonemployee Directors), the vesting period is six months after the date of grant and for SARs, the vesting period cannot be less than six months after the date of grant unless the Board or Committee otherwise decides. The Board or the Committee also determines the terms of the awards, except that the term of options automatically granted to nonemployee directors must be the lesser of ten years after the date of grant or one year after the termination of services as a director and the term of any ISO may not be more than ten years from the date of grant. The Board or the Committee may cause any award to be canceled in consideration of a cash payment or alternative award (equal to the fair market value of the award to be canceled) made to the holder of such canceled award, provided that under the proposed amendments, the exercise price under any stock option not be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

  Restrictions on Transferability. Awards other than ISOs are transferable to the extent provided in any award agreement. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that a beneficiary of the ISO upon the grantee's death may be designated. In addition, the ISOs may be exercised during the lifetime of the grantee only by the grantee.

  Automatic Grants to Nonemployee Directors. Each nonemployee director of the Company is automatically granted, upon his or her election to the Board, an NSO to purchase 10,000 shares of Common Stock and, upon his or her first three reelections to the Board, an NSO to purchase an additional 5,000 shares of Common Stock. The maximum aggregate number of shares as to which options can be granted under the Amended Plan to any nonemployee director is limited to 25,000 shares. A nonemployee director can elect not to receive options.

  Withholding. The Board or the Committee may provide holders of NSOs or restricted stock with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of stock options or the lapsing of restrictions on restricted stock. Such right may be provided to any such holder by (i) the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NSOs, a number of shares with an aggregate fair market value equal to the amount of taxes due as designated by such holder; or (ii) the election to deliver to the Company, at the time the NSO is exercised or the restrictions lapse on shares of restricted stock, shares of Common Stock previously acquired by such holder with an aggregate fair market value equal to the amount of taxes due as designated by such holder.

  Annual Limit on Awards to an Individual. Upon stockholder approval of this Proposal, the number of shares of Common Stock subject to awards granted to any one individual in a single calendar year may not exceed 250,000, subject to adjustment for certain changes in capitalization and corporate transactions, as described below.

Adjustment Provisions

  If the Board or the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Board or Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, then the Board or Committee will, in such manner as it deems equitable, adjust any or all of the number of shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, in the aggregate and to a single individual, or which are subject to outstanding awards and the grant or exercise price with respect to any award or provide for a cash payment to holders of outstanding awards, subject to the terms of the Amended Plan. In addition, if the Company or any affiliate of the Company assumes outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Board or the Committee may make such adjustments, not inconsistent with the terms of the Amended Plan, in the terms of awards as it deems appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the awards as so adjusted. Furthermore, the Board or the Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan.

Plan Amendments

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Amended Plan, the Board may amend, alter, suspend, discontinue or terminate the Amended Plan at any time without the consent of any stockholder, participant, other holder or beneficiary of an award or other person unless stockholder approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. The Board or the Committee may amend the Amended Plan in such a manner as may be necessary so as to have it conform to local rules and regulations in any jurisdiction outside the United States.

Award Amendments

  The Board or the Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter any award previously granted, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award, provided that such action does not materially impair the rights of any participant or holder or beneficiary of an award without such person's consent or result in a decrease in the fair market value of an award without such participant's, holder's or beneficiary's consent.

Grants Under the Amended Plan

  The table below shows, as to the Company's Named Executive Officers (as defined in "Executive Compensation" above) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made in the aggregate under both the Amended Plan from the January 1, 1999 through March 1, 2000, together with the weighted average exercise price payable per share. No awards other than stock options were granted in that period.

                              Option Transactions

                                                                   Weighted
                                             Number Of Shares      Average
                                                Underlying      Exercise Price
Name and Position                           Options Granted (#) Per Share ($)
-----------------                           ------------------- --------------
William E. Nettles.........................       230,000           $27.99
 Chief Executive Officer

Harry C. Smith.............................        50,000           $24.39
 President and Chief Operating Officer

John E. Andrews (1)........................        68,000           $26.69
 President and Chief Operating Officer

James A. Sabala............................        62,000           $27.72
 Vice President and Chief Financial Officer

Vernon C. Baker............................        28,500           $29.42
 Vice President, Nye Operations

Gilbert Clausen............................        20,000           $26.69
 Vice President, Nye Operations (2)

All current executive officers as a group
 (6).......................................       458,500           $27.40

Douglas D. Donald..........................             0              N/A

Richard E. Gilbert.........................        20,000           $28.10

Lawrence M. Glaser.........................             0              N/A

Apolinar Guzman............................         5,000           $32.38

Ted Schwinden..............................             0              N/A

Peter Steen................................             0              N/A

All current non-employee directors as a
 group (6).................................        25,000           $28.96

All employees, including current officers
 who are not executive officers, as a
 group.....................................       589,250           $27.51

--------
(1) Mr. Andrews resigned as an executive officer and director in July 1999.
(2) Mr. Clausen resigned as an executive officer in July 1999.

  As of March 1, 2000, 4,750,000 shares of Common Stock will have been available for issuance assuming stockholder approval of this Proposal, of which 3,558,686 options have been granted, and 1,191,314 shares remained available for future issuance under the new plan.

  In January 1998, the Board of Directors adopted the Stillwater Mining Company General Employee Stock Plan (the "General Employee Plan") for nonexecutive officers and authorized 300,000 shares of Common Stock for issuance under that plan. During 1999 stock options covering 195,750 shares of Common Stock were granted to nonexecutive officer employees under the General Employee Plan.

New Plan Benefits

  As of March 1, 2000, no stock options or other awards had been granted, and no shares of Common Stock had been issued, on the basis of the share increase that is the subject of this Proposal. Except for automatic stock option grants to non-employee directors, it is impossible to determine who will receive awards under the Amended Plan and in what amounts. Pursuant to the terms of the Amended Plan, a stock option to purchase 5,000 shares of Common Stock will be issued to each of Messrs. Gilbert and Guzman on May 10, 2000 if they are re-elected as directors of the Company. The exercise price will be equal to the fair market value per share of Common Stock on such date.

              FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED PLAN

  The following is a general summary of the federal income tax consequences that may apply to recipients of options, SARs, restricted stock or other stock awards under the Amended Plan.

  Incentive Stock Options. A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, no taxable income is recognized upon exercise of an ISO unless the alternative minimum tax applies as described below. However, a participant who exercises an ISO recognizes taxable gain or loss when the participant sells his or her shares. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as long term capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If a participant is entitled to long term capital gain treatment upon a sale of the stock, the Company will not be entitled to any compensation expense deduction with respect to the ISO shares.

  If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), the participant is taxed as though he or she had exercised an NSO, except that the compensation income on exercise of the option is recognized in the year of the disqualifying disposition and generally may not exceed the excess of the amount realized in the sale of the stock over the option price.

  Effect of Alternative Minimum Tax. The difference between the option price and the fair market value of the shares on the date of exercise of an ISO will be included as alternative minimum taxable income for alternative minimum tax ("AMT") purposes and may give rise to an AMT liability for certain taxpayers. AMT is payable if and to the extent that it exceeds the taxpayer's regular tax liability. Subject to certain limitations, any AMT paid may be credited against a taxpayer's regular tax liability in subsequent tax years. In addition, special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition and (ii) certain basis adjustments in computing the alternative minimum taxable income on a subsequent sale of the shares.

  Non-Statutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of an NSO. Upon exercise of an NSO, the participant normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock on that date. If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of an NSO, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long term if the optionee has held the shares more than twelve months from the date of recognition of income. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the NSO.

  Stock Appreciation Rights. A participant recognizes ordinary income upon the exercise of an SAR. The Company generally receives a deduction for amounts it pays in connection with SARs.

  Restricted Stock. In general, a participant will not recognize taxable income upon the receipt of restricted stock, because such stock will be subject to restrictions that constitute a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Rather, the participant will recognize ordinary income at such time as the restrictions no longer apply, in an amount equal to the fair market value of the stock at that time over the amount, if any, paid for the stock. However, a participant may elect to be taxed currently upon receipt of the stock (without regard to such restrictions) by making an election under Section 83(b) of the Code within 30 days of receipt. In this event, the participant will recognize ordinary income at the time of the receipt of the stock in an amount equal to the excess, if any, of the fair market value of the stock at that time over the amount, if any, paid for the stock. However, if the shares are later forfeited, the participant will not be entitled to any loss (except for any amount actually paid for the stock). Any future appreciation in the stock will be treated as capital gain upon the sale or exchange of the stock. The amount of compensation income to the participant generally is deductible by the Company. Any dividends paid to the participant on restricted stock before the stock is taken into income are ordinary compensation income to the participant and generally are deductible by the Company.

  Certain Limits on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to each of the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company believes that future stock options and SARs granted under the Amended Plan with an exercise or strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will qualify for the performance-based compensation exception to the deduction limit, assuming that the Amended Plan is approved by stockholders. In that case, any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or SARs with a strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will remain deductible by the Company without limitation under Code Section 162(m). Other awards under the Amended Plan, together with other compensation payable to one of the affected officers will generally remain subject to the limit of Section 162(m).

  If the vesting or payment of an award to an officer, highly compensated employee or 1% stockholder is accelerated as a result of certain change in control or asset sale transactions, all or a portion of the value of the award at that time may be a "parachute payment" for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the transaction, the Company loses its deduction and the recipient is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation.

Accounting Treatment

  Option grants under the Amended Plan generally will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  Restricted stock grants or other stock awards made under the Amended Plan with exercise or purchase prices less than the fair market value of the shares on the grant or purchase date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or purchase price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

  On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

  The grant of a stock appreciation right under the Amended Plan would result in a compensation expense to be charged against the Company's reported earnings. At the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Vote Required for Approval

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote will be required to approve the Amended Plan. If stockholder approval is not obtained, then neither prohibition on the reduction of the exercise price of a stock option, the 1,000,000-share increase to the share reserve under the 1998 Plan, nor the annual limit on wards to an individual will be implemented. The 1998 Plan will, however, continue in effect, and option grants and other awards may continue to be made under the 1998 Plan until all the shares previously authorized for issuance under the 1998 Plan have been issued pursuant to such options and awards.

                                PROPOSAL THREE

       AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                     FROM 50 MILLION TO 100 MILLION SHARES

  The Company's stockholders are being asked to approve a proposal to amend the Restated Certificate of Incorporation to increase the Company's number of authorized shares of Common Stock, par value $.01 per share, from 50 million to 100 million shares. The Company's Board of Directors believes this amended capital structure more appropriately reflects the present and future needs of the Company. Therefore, the Company's Board of Directors has adopted, and is recommending that the stockholders amend Article 4 of the Company's Restated Certificate of Incorporation such that the first sentence thereof shall now be amended to read as follows:

                 "The authorized capital stock of the
                 Corporation shall consist of One Hundred
                 Million (100,000,000) shares of Common
                 Stock, par value $.01 per share, and One
                 Million (1,000,000) shares of Preferred
                 Stock, par value $.01 per share."

  Authorizing an additional 50 million shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock. Potential uses of the additional authorized shares may include stock splits, dividends, acquisition transactions, equity financings or distributions without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. The company has no current plans regarding any acquisition transactions.

  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. In addition, the increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or to have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

  Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If approved by the stockholders, the amendment to Article 4 will become effective upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware, which filing is expected to take place shortly after the Meeting. If this proposal is not approved by the stockholders, the Certificate of Amendment will not be filed.

  The Board of Directors has concluded that the amendment to the Company's Restate Certificate of Incorporation to increase the number of authorized shares of Common Stock is in the best interests of the stockholders and unanimously recommends that you vote FOR the approval of Proposal Number 3.

                                 PROPOSAL FOUR

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

  The Board of Directors unanimously recommends that you vote FOR the approval of Proposal Number 4.

  On October 13, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The change of accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

  The reports on the Company's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

  During the Company's two most recent fiscal years and through October 13, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in their reports.

  The Company engaged KPMG LLP as its new independent accountants as of October 13, 1999. During the two most recent fiscal years and through October 13, 1999, the Company has not consulted with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (2) the subject matter of a disagreement or a reportable event with the former auditor (as described in Regulation S-K
Item 304(a)(1)(iv) or (v)).

  Reference is also made to the Company's Form 8-K report dated October 13, 1999 and Amendment No. 1 thereto containing the letter from PricewaterhouseCoopers LLP with respect to the statements made therein.

                             STOCKHOLDER PROPOSALS

  The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's Annual Meeting of Stockholders following the end of fiscal 2000 is expected to be held on or about May 25, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about April 1, 2001. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 9, 2000. The Company's Amended and Restated Bylaws also contain procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors. See "Election of Directors."

                                    GENERAL

  The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to stockholders with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          Michael A. Shea
                                          Secretary

                                  APPENDIX A

                           STILLWATER MINING COMPANY
                          1998 EQUITY INCENTIVE PLAN
                        (AS AMENDED THROUGH MARCH 2000)

  Section 1. Purposes. The purposes of this Stillwater Mining Company 1998 Equity Incentive Plan, as may be amended from time to time (the "Plan"), are to promote the interests of Stillwater Mining Company and its stockholders by
(i) attracting and retaining personnel, including executive and other key employees, consultants, and directors of the Company and its Affiliates, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company.

  Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

  "Alternative Award" shall mean an Award granted in tandem with, either at the same or a later time as, another Award having substantially similar economic characteristics, the exercise of which would result in the cancellation of such other Award.

  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

  "Board" shall mean the Board of Directors of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" shall mean (i) the Board, or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of Persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with 16b-3 only, is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i).

  "Company" shall mean Stillwater Mining Company, together with any successor thereto.

  "Consultant" shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

  "Employee" shall mean any employee of the Company or of any Affiliate.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee acting in good faith.

  "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Non-Employee Director" (i) shall have the meaning set forth in Rule 16b-3(b)(3)(i) for purposes of the definition of "Committee" set forth in the Plan, and (ii) shall mean a director who is not an Employee of the Company for all other purposes, including, but not limited to, Section 6(a)(iv).

  "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
Option.

  "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

  "Participant" shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Restricted Period" shall mean the period of time selected by the Committee (as may be amended by the Committee from time to time) during which a grant of Restricted Stock may be forfeited to the Company.

  "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

  "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

  "Shares" shall mean the common shares of the Company, $.01 par value, or, following an adjustment under Section 4(c) of the Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

  "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

  Section 3. Administration.

  (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (b) Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

  Section 4. Shares Available for Awards.

  (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 3,500,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, to the extent permissible under Rule 16b-3, Shares with respect to which Awards may be granted. No Award, which when aggregated with prior Awards might result in the issuance of more than 2,500,000 Shares under the Plan, may be exercisable or payable until the Company's stockholders approve an increase in the aggregate share limit to 3,500,000.

  (b) Annual Limit on Awards to an Individual. Subject to adjustment as provided in Section 4(c), the number of Shares subject to Awards that are granted to any one individual in a single calendar year may not exceed 250,000.

  (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, both in the aggregate and in one calendar year to an individual, (ii) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 422 of the Code, as from time to time amended and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

  (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

  Section 5. Eligibility. Employees, Non-Employee Directors and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.

  Section 6. Awards.

  (a) Options.

  (i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended.

  (ii) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Alternative Awards and subject to Section 6(e)(viii), shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Shares on the date of grant.

  (iii) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

  (iv) Non-Employee Directors. Each Non-Employee Director who (i) is serving on the Board of Directors on the date this Plan is approved by an action in writing by the shareholders of the Company or at an annual or special meeting of the shareholders, or (ii) on or after the date the Plan shall be effective in accordance with Section 9, is initially elected to the Board of Directors of the Company by the Board to fill any vacancy in accordance with the Company's Bylaws or at any annual or special meeting of the shareholders of the Company, shall as of the date of such meeting or written action automatically be granted an Option to purchase 10,000 Shares at an option price per share equal to 100% of the Fair Market Value of the Shares on the date of grant. Each Non-Employee Director who is re-elected to the Board of Directors at any annual or special meeting of the shareholders of the Company and who has previously received an Option to purchase 10,000 Shares as described above, shall as of the date of such meeting automatically be granted an Option to purchase 5,000 Shares at an option price per share equal to 100% of the Fair Market Value of the Shares on the date of grant on his or her next three reappointments or re-elections. Notwithstanding the above, a Non-Employee Director may elect to not accept such Options. All such Options shall be designated as Non-Qualified Options and shall be subject to same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and key employees of the Company, except that (i) the term of each such Option shall be the lesser of ten (10) years after the date of grant or, if a Non-Employee Director is removed for cause, one (1) year after the termination of services as a director, (ii) the Option shall become exercisable in full after a period of six (6) months after the date of grant, and (iii) no Stock Appreciation Rights may be granted to any Non-Employee Director under this paragraph or in any other manner under this Plan. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted to Non-Employee Directors. The maximum aggregate number of Shares as to which Options may be granted to any Non-Employee Director under this Plan shall be 22,500 Shares.

  (v) Consultants. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Consultants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to only grant Non-Qualified Stock Options to Consultants. The exercise price of the Option granted shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. Each Option shall be exercisable at such times and subject to such conditions as the Committee shall specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

  (b) Stock Appreciation Rights.

  (i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time. A Stock Appreciation Right shall not be exercisable earlier than six months after grant, unless otherwise determined by the Committee, and, except for a Stock Appreciation Right which is an Alternative Award and subject to Section 6(e)(viii), shall have a per share grant price of not less than 100% of the per share Fair Market Value of the Shares on the date of grant.

  (ii) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive with respect to each Share covered by such Stock Appreciation Right an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the per share grant price thereof, provided that the Committee may, for administrative convenience, determine that the exercise of any Stock Appreciation Right, which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of certain rules of the SEC, shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted.

  (iii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

  (c) Restricted Stock.

  (i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Restricted Stock shall be granted and the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends. Dividends paid on Restricted Stock may be paid directly to the Participant and may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, or may be reinvested in additional Shares of Restricted Stock all as determined by the Committee in its discretion.

  (ii) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 8(g)(iii).

  (d) Other Stock-Based Awards. The Committee shall have authority to determine the Employees who shall receive an "Other Stock-Based Award", which shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), or (c) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such right must comply, to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such other Stock-Based Award. Except in the case of an Other Stock-Based Award that is a Substitute Award or an Alternative Award and subject to Section 6(e)(viii), the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the Fair Market Value of the security to which such Award relates on the date of the grant.

  (e) General.

  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to, or in tandem with, other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

  (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

  (iii) Limits on Transfer of Awards. Awards (other than Incentive Stock Options) shall be transferable to the extent provided in any Award Agreement. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that the Participant may designate a beneficiary of the Participant's Incentive Stock Option in the event of the Participant's death on a beneficiary designation form provided by the Company.

  (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

  (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require that, during the Restricted Period, a certificate for Shares of Restricted Stock registered in the name of a Participant shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company.

  (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

  (vii) Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is, or is arranged to be, received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

  (viii) Prohibition on Repricing. Notwithstanding any other provision of this Plan, in no event may the exercise price under any stock option be reduced, other than pursuant to an adjustment contemplated in Section 4(c), after it is granted, either directly or by cancellation of an outstanding option in return for a newly granted option or other Award (including an Alternative or Substituted Award) that has the effect of lowering the exercise price of the option.

  Section 7. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from
Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such a manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person's consent, or (ii) result in a decrease in the Fair Market Value of an Award without such Participant's or holder's or beneficiary's consent.

  (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the Awards as so adjusted.

  (d) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

  (f) Cancellation. Any provision of this Plan or any Award Agreement other than Section 6(e)(viii) hereof to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

  Section 8. General Provisions.

  (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

  (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

  (c) Withholding. A participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

  (d) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, except to the extent expressly provided otherwise in the Plan or in any Award Agreement.

  (g) No Rights as Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if, and to what extent, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

  (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Colorado and applicable Federal law.

  (i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (j) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under
Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

  (k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (l) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

  (m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  Section 9. Effective Date of the Plan. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

  Section 10. Term of the Plan. No Award shall be granted under the Plan after September 16, 2004. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

                           STILLWATER MINING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                                      [X]

1. ELECTION OF DIRECTORS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY OR ALL NOMINEE(S), MARK OVAL UNDER "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) INSTRUCTION: If no choice for directors is indicated in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the meeting for, and to allocate votes among, one or more of the nominees listed for election as director; as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's directors, write the number of shares and the name(s) of the nominee(s) in the space provided below.

          NOMINEES:

          Douglas D. Donald, Richard E. Gilbert, Lawrence M. Glaser, Apolinar Gusman, William E. Nettles, Ted Schwinden, Peter Steen

                 For     For All     Withhold       Cumulate
                 All     Except      All            For_____________________
                 [_]     [_]         [_]

2. To amend and restate the Company's 1998 Equity Incentive Plan to (i) eliminate the ability to reduce the exercise price of granted stock options, (ii) authorize an additional one million shares of stock available thereunder and (iii) adopt a limit on the number of shares subject to awards which any one individual can receive in a calendar year in order to exempt stock options and certain other awards thereunder from the deduction limits under Section 162(m) of the Internal Revenue Code;

3. To amend the Company's Restated Certificate of Incorporation to increase the number of the Company's authorized shares of common stock from 50 million to 100 million shares.

                 For     Against     Abstain
                 [_]     [_]         [_]

4. Ratification of appointment of KPMG LLP as the Company's Independent Accountants.

                 For     Against     Abstain
                 [_]     [_]         [_]

5. In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.


Dated:_________________________________________________________________________
Signature(s):__________________________________________________________________
Signature(s):__________________________________________________________________

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.
________________________________________________________________________________

                             FOLD AND DETACH HERE

                           STILLWATER MINING COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2000.

The undersigned hereby appoints William E. Nettles as proxy with full power of substitution to vote all shares of stock of StillWater Mining Company of record in the name of the undersigned at the close of business on March 24, 2000 at the Annual Meeting of Stockholders to be held in Denver, Colorado on May 10, 2000 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT-- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                          (continued on reverse side)